UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2010

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On June 22, 2010, CME Group Inc. ("CME Group") and BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros ("BVMF") entered into a definitive Share Purchase and Investor Rights Agreement (the "Agreement") providing for, among other things, BVMF’s increase in its ownership interest in CME Group to approximately 5% as previously announced in February 2010 as part of the expansion of their existing strategic partnership. Pursuant to the Agreement, BVMF will acquire 2,206,478 shares of CME Group’s Class A common stock, par value $0.01 per share ("Class A Common Stock"), at a purchase price per share of $275.12 in cash, or approximately $607 million in the aggregate. The Class A Common Stock will be issued and sold in reliance on the exemption from the registration provisions of the Securities Act of 1933 set forth in Section 4(2) thereof. The closing of the sale and issuance of the Class A Common Stock to BVMF is expected to occur in the third quarter of 2010, subject to customary closing conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

June 28, 2010	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary